EXHIBIT 10.2

RENTAL MANAGEMENT AGREEMENT

This RENTAL MANAGEMENT AGREEMENT is made and entered into as of this 27th day of June, 2000, by and between HIGH MOUNTAIN PROPERTIES, hereinafter known as "HMP," and the undersigned owner or owners hereinafter known as "OWNER." The property shall be known as "UNIT."

1. EXCLUSIVE ARRANGEMENT

a) The UNIT, number four (4), is located in the Gambler development with the street address of 545 Deer Valley Drive, Park City, Utah. TheUNIT phone number is (435) 655-3020.

b) The OWNER appoints HMP as his or her sole and exclusive agent to manage and act as rental agent for the unit, and agrees that no other person or entity shall be permitted to make the unit available under the terms of this agreement. HMPshall make the UNIT available for nightly, weekly and monthly rentals, as determined jointly by OWNER and HMP. The OWNER acknowledges thatHMP will be performing similar services for other owners.

2. AGREEMENT AND TERMINATION

a) OWNER of the UNIT shall mean the person or entity, whether one or more, named as owner of record in the official records of the Recorder of Summit County, State of Utah.

b) This agreement shall begin June 27th, 2000, and remain in full force and effect for the rental season to include April 30, 2003. The agreement shall automatically renew beginning on May 1 from year to year until such time as terminated by either party upon sixty (60) days' written notice. Termination by OWNER shall be subject to any confirmed reservations made for the UNIT prior to the notice of termination.

3. HIGH MOUNTAIN PROPERTIES DUTIES

a) Shall maintain a reservation service and check-in office for the efficient rental operation benefiting the UNIT.

b) Shall screen all clients to confirm the number of people occupying the UNIT and secure a credit card imprint at check-in to cover possible damage, loss and/or additional charges.

c) Shall market the rental of the UNIT through the use of travel agents, wholesalers, brochures, ad campaigns, selected media, direct mail, etc.

d) Shall determine rates at which HMP will offer the UNIT for rent, which will be competitive with the market, and will maximize the revenue for the OWNER. HMP reserves the right to discount the rate from time to time as needed for seasonal markets, promotions, group business, or any other circumstances determined to be beneficial to the total rental program.

e) Shall pay all credit card expenses incurred in the rental of the unit.

f) Shall install a Buehner-Fry telephone system for the UNIT, which allows the rental guest the use of major credit cards for billing purposes.

g) Shall provide cleaning, maintenance, concierge and information services to rental clients.

h) Shall supply firewood (if applicable) to the UNIT for the ski season.

i) Shall provide weekly security and temperature checks.

j) Shall obtain and maintain liability insurance coverage for the activities of its employees, agents and contractors against public liability and property damage arising from the operation of its rental program under this agreement. Liability coverage shall be not less than $1,000,000 per occurrence, and property damage liability coverage of no less than $1,000,000 per accident or occurrence.

k) Shall use its best efforts to prevent any damage or theft of the property from the UNIT and to collect from any occupants all costs of repairs or replacement of those items should theft or damage occur; however, HMP cannot guarantee against such theft or damage to the UNIT or the occupant's ability to pay for same. HMP shall not be liable for losses arising from such theft or damage. HMP shall promptly investigate and make full written report as to all accidents or claims for damage or destruction to the UNIT or its furnishings, fixtures or household goods and cooperate with and make any and all loss or accident reports required by any insurance company. HMP encourages OWNER to carry special Homeowner insurance to protect against any exposure to rental theft or damage.

l) HMP shall hire, supervise and discharge all labor and employees required for the operation and maintenance of the UNIT. All such labor and employees shall be those of HMP. HMP may perform any of its services hereunder through such employees, contractors and subcontractors as it may deem proper and shall not be responsible for improper acts or for any acts outside the scope of their employment by HMP.

4. MANAGEMENT COMPENSATION

As compensation for the services provided under this agreement, OWNER shall pay HMP forty percent (40%) of the adjusted gross rental revenue for nightly and weekly rentals and twenty-five percent (25%) of the adjusted gross rental revenue for monthly rentals. HMP will deduct the sum to which it is entitled from deposits and payments made by the rental clients. Adjusted gross revenue is defined as gross revenue collected less applicable municipal, state and federal taxes, as well as third party booking commissions and other costs packaged into the gross rental income such as, but not limited to, transportation and lift tickets.

5. HOUSEKEEPING

a) HMP shall prepare the UNIT for rental occupancy by providing fresh linens and towels, paper and other supplies normally associated with the use of nightly rental property and shall provide general cleaning services on a regular basis. During the ski season, daily maid service will be provided to all rental guests in Deer Valley units paying the published nightly rate, and a midweek clean will be provided to all rental guests in Park City and The Canyons units, other than a monthly rental, staying a minimum of six (6) nights and paying the published nightly rate.

b) HMP shall deep clean and inventory the UNIT at least once a year. This annual fee will be paid by the OWNER. The annual cleaning will normally be done in the fall, but may also be necessary in the spring, depending on the condition of the UNIT after the winter season. The OWNER may provide the deep clean and inventory, providing it complies with HMP standards.

c) After the OWNER or OWNER GUEST completes a stay in the unit, HMP will prepare the UNIT for occupancy according to the standards required by HMP. This expense will be paid by OWNER at a previously set rate.

d) As an initial fee to cover HMP's expenses in establishing the UNIT for rental, OWNER will pay the actual cost of purchasing and installing the required bed linen (two sets per bed) and bath linen (four sets per bathroom) for use in theUNIT. OWNER agrees that such purchases shall become the property of and retained by HMP during the length of the agreement, providing that the bed and bath linen shall be returned to the OWNER upon termination of this agreement. OWNER agrees to pay replacement cost of linen from time to time due to normal wear and tear as deemed necessary by HMP.

6. MAINTENANCE

All labor and repairs performed by HMP employees will be billed to the OWNER at the market standard rate per hour. HMP shall be required to inform and obtain approval from the OWNER for any single expenditure in excess of three hundred dollars ($300.00) provided, however, in the case of an emergency, HMP has the right to approve repairs and/or maintenance at a cost deemed reasonable to HMP personnel. If work is performed by a subcontractor, the OWNER will be advised of the total and/or hourly cost prior to the work being performed.

7. ACCOUNTING

a) HMP will provide a monthly accounting to the OWNER, which reflects all adjusted gross rental revenue and expenses earned and incurred by the individual UNIT. This accounting will be provided no later than thirty (30) days after the end of each month. The net rental income shall be mailed to the OWNER with the monthly accounting. HMP may use advance deposit funds obtained in connection with any unit as working capital for its operations and to pay for all expenses incurred with regard to the UNIT(s).

b) HMP shall maintain a system of office records, books and accounts concerning its rental operation. Records pertaining to the UNIT will be available for examination by the OWNER or authorized agent of the OWNER during regular business hours.

c) The OWNER shall maintain a two hundred dollar ($200.00) credit balance to cover miscellaneous expenses.

d) In the event of termination of this agreement, HMP shall account to the OWNER within 45 days of termination all income and expenses related to the rental of the UNIT.

e) Any outstanding balance or payments not made within thirty (30) days of statement will be subject to an interest fee of 1.5% per month.

f) OWNER may request HMP to pay any bills associated with services that would guarantee uninterrupted rental of the UNIT for a fee of $25.00 per month. These are bills associated with the UNIT and not OWNER's personal bills.

8. OWNER COSTS AND RESPONSIBILITIES

Owner shall be responsible for all costs and duties associated with the ownership of the UNIT, including without limitation:

a) Payment of property taxes, utility charges, homeowner association assessments, basic telephone service, mortgages, debts and any liens on the UNIT. Should theOWNER neglect to pay for such services in a timely manner, HMP may pay for such services at the OWNER's expense to avoid the interruption of such services to the UNIT.

b) Payment of premiums to maintain OWNER's own fire, casualty, liability and personal property insurance on the UNIT.

c) The cost of the annual business license (currently $15.40 per bedroom). This fee will be paid by HMP and billed to the OWNER on December 31 of each year.

d) OWNER shall maintain the UNIT to the professional standards set out by HMP. Payment for the cost of repairs and replacement of fixtures, furniture, appliances and any other interior furnishings and maintenance shall be made by OWNER as deemed necessary by HMP.

e) The cost of hot tub maintenance and repair (if applicable).

f) Housekeeping services provided during and immediately following the OWNER and/or OWNER GUEST stay.

9. OWNER USAGE

a) OWNER or OWNER GUEST may occupy the UNIT at no rate or at a greatly reduced rate as designated by OWNER, provided reasonable advance notice is given to HMP. HMP will use its best efforts to accommodate an OWNER or OWNER GUEST reservation on short notice.

b) OWNER agrees to notify HMP of OWNER's intent to use the UNIT in advance during the following high occupancy dates:

December 15 - January 4 ---------------------------------- Notify by July 1
Presidents' Week ------------------------------------------- Notify by July 1
Balance of ski season -------------------------------------- Notify by September 1
Summer ------------------------------------------------------ Notify by February 1

During such high occupancy periods, without such notice, HMP cannot assure the OWNER that the UNIT will be ready for occupancy. If HMP has previously reserved the UNIT for occupancy at the time OWNER gives notice of intent to use the UNIT, HMP shall use reasonable efforts to transfer the rental occupant to another unit in the rental program. If HMP is unable to make such a transfer, the previously scheduled occupancy of the UNIT shall pre-empt the use of the UNIT by the OWNER or OWNER GUEST.

c) Whenever the UNIT is occupied by the OWNER or OWNER GUEST, HMPshall deduct from OWNER's account the cost of cleaning the UNIT during this occupancy.

10. PRORATION

It is understood that HMP is the rental agent for other units that might be in rental competition with OWNER. HMP will use its best efforts to maximize the rental income for all of the units under its management, but it is HMP's policy to try to accommodate a renter's request for a specific location or unit.

11. UNIT STANDARDS

Annually, HMP will inspect and inventory all furnishings and fixtures to determine the general condition of the UNIT and its contents and will make recommendations to improve or upgrade the UNIT. The OWNER acknowledges that HMP may establish priorities in making reservations, which favor those units in a superior condition.

12. SALE OF THE UNIT

The OWNER agrees to notify HMP if the UNIT is listed for sale either by a real estate agent or by OWNER. HMP will cooperate with the OWNER to effectively market the unit, but will not be required to inconvenience any rental guest. If the UNIT is sold during the term of this agreement, such sale shall be subject to all confirmed reservations and/or executed leases arranged by HMP. HMP will attempt to relocate, wherever possible, any occupants with confirmed reservations, provided the new owner does not continue in the rental program.

13. PROMOTIONAL USE

HMP shall have the use of the UNIT for promotional purposes for a maximum of five (5) days during any twelve (12) month period, provided the UNIT does not lose revenue because of the promotion. The cleaning costs will be absorbed by the promotion and/or HMP.

14. INDEMNIFICATION

The OWNER shall indemnify and hold HMP harmless from and against any and all loss, expense or liability, whether of the OWNER or other persons, arising from claims for damages, loss of property (whether by theft or otherwise), or injury to persons, which involves the occupancy of any unit, or for any cause whatsoever except for loss, claims or damages caused by acts of willful misconduct or gross negligence of HMP or its employees.

15. RIGHT TO ENTER UNIT

HMP shall have the authority to enter the UNIT for any purpose set forth in this agreement or as may be deemed necessary to carry out the intent of this agreement.

16. RULES AND REGULATIONS

HMP reserves the right to enact at its discretion, any rules and regulations governing the activities and occupancy of the UNIT. Such rules and regulations may include, but not be limited to, the following:

a) At no time shall the number of occupants exceed the number of beds provided in the UNIT.

b) HMP reserves the right to restrict noise and enforce all rules and regulations, and shall assume full responsibility for advising any guests that such rules are in full force and effect.

c) OWNER agrees to abide by any and all rules and regulations, and shall assume full responsibility for advising any OWNER GUEST that such rules are in full force and effect.

d) No persons other than OWNER and their immediate family shall be allowed to have household pets in the UNIT unless approved by the OWNER.

17. NOTICES

All notices required to be given under the terms of this agreement shall be in writing and sent by the U.S. Postal Service, postage prepaid, to the OWNER at the address listed on this agreement (OWNER shall be responsible for notifying HMP of any address change), and to HMP at P.O. Box 682530, Park City, UT 84068.

18. DEFAULT

In the event HMP is required to initiate legal action to enforce the terms of this agreement, HMP shall be entitled to all costs and expenses of filing suit, which shall include a reasonable attorney's fee.

19. GOVERNING ACTION

This agreement shall be interpreted and governed according to the laws of the State of Utah.

20. PARTIES BOUND BY THE AGREEMENT

This agreement shall be binding upon and inure to the benefit of the successor and assigns of HMP, and to the heirs, administrators, executors and assigns of the OWNER. This agreement shall constitute the entire agreement between the parties and no variance thereof shall be valid and enforceable except by supplemental agreement in writing.

Signed and dated this __27th_____ day of ___June___________________, 2000__.

HIGH MOUNTAIN PROPERTIES

P.O. BOX 682530

PARK CITY, UT 84068

BY:___________________________________

LAURI MURLEY

GENERAL MANAGER

PROPERTY OWNER:

NAME: Shoreside Investments, Inc. ADDRESS:_3191 South Valley Street

Ste 201

Salt Lake City, Utah 84109

Attn: Joe D. Thomas

BY:_______________________________ President

Harvey L. Carmichael

SS#/ID#: 87-0535456

HOME PHONE: 801-272-0429

OFFICE PHONE: 801-272-4400

EMAIL: joe@greatlender.com FAX PHONE: 801-272-1457

Additional owners or persons authorized to reserve the UNIT:

1. Joe D. Thomas PHONE: 801-272-4400

2. Rob M. Karz PHONE: 435-649-6660

3. Linda P. Karz PHONE:_435-645-9688

INSURANCE COMPANY: Gamblers Homeowners Association

POLICY #:_______________________ AGENT:____________________________

ADDRESS:_________________________________

_________________________________

_________________________________

SMOKING: NO___________ YES______________

SEARS APPLIANCE MAINTENANCE AGREEMENT:

ACCEPT_____________ DECLINE_____________ AMOUNT____________________

PARTICIPATE IN RESORT EXCHANGE: ACCEPT_________ DECLINE_________

***************************FOR HMP USE ONLY*************************

LINEN INVENTORY

KING: FLAT__________ FITTED___________ PILLOW CASES___________

QUEEN: FLAT__________ FITTED___________ PILLOW CASES___________

DOUBLE: FLAT__________ FITTED___________ PILLOW CASES___________

TWIN: FLAT__________ FITTED___________ PILLOW CASES___________

BATH TOWELS:_________ HAND TOWELS:_________ WASHCLOTHS:_________

# KEYS:______ # GARAGE DOOR OPENERS:_______ POOL CARD #:___________

REKEY DATE:_____________________ NEW KEYS SENT:_____________________

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INVENTORY REQUIREMENTS:

BEDDING

All beds require 1 mattress pad, 2 blankets, 2 pillows, and 1 bedspread or comforter.

DINNERWARE AND FLATWARE

1-bedroom: Service for 8 4-bedroom: Service for 16

2-bedroom: Service for 8 5-bedroom: Service for 16

3-bedroom: Service for 12 6-bedroom: Service for 20

All dinnerware and flatware should include serving pieces.

GLASSES

12-16 each: small, medium, large and wine

COOKWARE

1 small saucepan, 1 small skillet, 1 roasting pan

1 medium saucepan, 1 large skillet, 1 cookie sheet

1 large saucepan, 1 6-qt. Dutch oven, 1 baking dish/lid

3 interchangeable lids, 1 double broiler, 1 set microwave cookware

1 loaf pan, 1 broiler pan

KITCHEN UTENSILS

3 mixing bowls, 1 salad bowl set, 1 juice pitcher

1 tea kettle, 1 colander, 1 cutting board

1 grater, 1 pair tongs, 1 spatula

1 set measuring cups, 1 soup ladle, 1 slotted spoon

1 set steak knives, 1 paring knife, 1 carving knife

1 knife sharpener, 1 bottle opener, 1 corkscrew

1 electric mixer, 1 can opener, 1 wire whisk

1 set measuring spoons, 1 vegetable peeler

APPLIANCES

1 toaster, 1 coffee maker, 1 blender

2 telephones, 1 microwave oven, 1 vacuum cleaner

2 alarm clocks, 1 television set, 1 VCR

MISCELLANEOUS

1 kitchen waste basket, 1 waste basket per bedroom & bathroom

1 entrance doormat, 1 broom & dustpan

1 set placemats, 2 dozen hangers per bedroom

1 ice bucket, 6 ashtrays (if applicable)

1 iron & ironing board, 1 set fireplace tools & grate (if applicable)

1 silverware tray, 1 fire extinguisher

1 plunger, 6 potholders

UPGRADE AMENITIES RECOMMENDED:

Additional televisions, 1 humidifier per bedroom

Answering machine, 1 stereo

Additional telephones